UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)		20-1778374 (I.R.S. Employer Identification Number)

1441 Broadway, Suite 5116 New York, NY 10018 (212) 206 - 1216

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ideanomics, Inc. Amended and Restated 2010 Equity Incentive Plan
(Full title of the plan)

Paracorp, Inc.
318 North Carson St., Suite 208
Carson City, NV 89701

(888) 972-7273

(Name, address and telephone number (including area code) of agent for service)

Copy to:

William N. Haddad

 Venable LLP
1270 Avenue of the Americas
New York, NY 10020
(212) 307-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share, issuable under the Ideanomics, Inc. Amended and Restated 2010 Equity Incentive Plan	25,300,000 shares	$4.85	$122,705,000	$13,387.12

(1)	This Registration Statement covers 25,300,000 shares of common stock, par value $0.001 per share (the “Common Stock”) of Ideanomics, Inc. (the “Company”), being newly registered hereunder and issuable pursuant to the Ideanomics, Inc. Amended and Restated 2010 Equity Incentive Plan (the “Plan”), as amended and restated to increase the shares of common stock issuable under the Plan from 31,500,000 to 56,800,000. The Company filed a Form S-8 with the Securities and Exchange Commission (the “Commission”) on June 17, 2015 which registered the original 4,000,000 shares of common stock authorized under the Plan, and filed a Form S-8 with the Commission on January 28, 2020 which registered an additional 27,500,000 shares of common stock. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares that may be offered or sold under the Plan by reason of any substitutions or adjustments to shares to account for any change in capitalization, including any stock dividend, stock split, reverse stock split, split up, spin-off, recapitalization, or other distribution of stock or property of the Company, combination or exchange of shares or common stock, dividend in kind, or other like change in capital structure.

(2)	Pursuant to Rule 457(h) of the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon the average of the high and low prices for the Common Stock of the Company as reported on The NASDAQ Capital Market on February 11, 2021 ($4.85), in accordance with Rule 457(c) of the Securities Act.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (this “Registration Statement”) is being filed to register an additional 25,300,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of Ideanomics, Inc., a Nevada corporation (the “Company”), under the Company’s Amended and Restated 2010 Equity Incentive Plan (the “Plan”).  On October 22, 2020, the shareholders of the Company approved an amendment and restatement of the Plan (the “Plan Amendment”) that increased the aggregate number of shares of Common Stock that may be issued under the Plan to 56,800,000 shares of Common Stock and so that the term of the Plan shall be until August 31, 2030.

The Company filed a Registration Statement on Form S-8 (File No. 333-236108) (the “January 2020 Registration Statement”) on January 28, 2020 registering 27,500,000 shares of Common Stock under the Plan. The Company hereby incorporates by reference the contents of the January 2020 Registration Statement to the extent not otherwise amended or superseded by the contents of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, together with any amendments thereof, filed with the Commission by the Company are incorporated by reference in this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on March 16, 2020;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the Commission on May 11, 2020;

(c)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the Commission on August 10, 2020;

(d)	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 filed with the Commission on November 9, 2020;

(e)	The Company’s Current Reports on Form 8-K filed with the Commission on January 2, 2020, January 7, 2020, January 10, 2020, January 29, 2020, January 29, 2020, February 6, 2020, March 17, 2020, April 6, 2020, May 13, 2020, May 20, 2020, May 22, 2020, June 5, 2020, June 9, 2020, June 24, 2020, August 11, 2020, September 10, 2020, October 26, 2020, November 9, 2020, November 12, 2020, December 3, 2020, December 18, 2020, December 22, 2020, December 29, 2020, December 31, 2020, January 8, 2021, January 8, 2021, January 15, 2021, January 19, 2021, January 22, 2021, February 1, 2021 and February 3, 2021;

(f)	The description of the Company’s Common Stock, $0.001 par value per share, contained in the Company’s Registration Statement on Form 8-A, filed on May 29, 2012, pursuant to Section 12(b) of the Exchange Act, as amended.; and

(g)	All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, before filing a post-effective amendment to this Registration Statement that indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares the remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at 1441 Broadway, Suite 5116, New York, NY 10018, phone number (212) 206-1216.

Item 8.	Exhibits.

Exhibit No.	Description
4.1	Articles of Incorporation of the Company as filed with the Secretary of State of Nevada (Incorporated by reference to Exhibits 3.1 to the Company’s Annual Report on Form 10-K filed on March 30, 2012).
4.2	Certificate of Amendment to the Company’s Articles of Incorporation as filed with the Secretary of State of Nevada (Incorporated by reference to Appendix A to the Company’s Definitive Schedule 14C Information Statement filed on October 18, 2016)
4.3	Certificate of Amendment to the Company’s Articles of Incorporation as filed with the Secretary of State of Nevada (Incorporated by reference to Appendix A to the Company’s Definitive Schedule 14C Information Statement filed on June 20, 2017)
4.4	Certificate of Amendment to the Company’s Articles of Incorporation as filed with the Secretary of State of Nevada (Incorporated by reference to Appendix A to the Company’s Definitive Schedule 14C Information Statement filed on September 11, 2018)
4.5	Second Amended and Restated Bylaws, adopted on January 31, 2014 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-35561) filed on February 6, 2014)
4.6	Amendment No. 1 to the Second Amended and Restated Bylaws, adopted on March 26, 2015 (Incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K (File No. 001-35561) filed on March 30, 2015)
4.7	Amendment No. 2 to the Second Amended and Restated Bylaws, adopted on November 20, 2015. (Incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K (File No. 001-35561) filed on November 24, 2015)
4.8	Ideanomics, Inc. Amended and Restated 2010 Equity Incentive Plan (Incorporated by reference to Exhibit 4.8 to the Company’s Registration Statement on Form S-8 (File No. 001-35561) filed on January 28, 2020).
4.9	Ideanomics, Inc. Amended and Restated 2010 Equity Incentive Plan (Incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on September 18, 2020).
4.10	Forms of Stock Option Agreement (Incorporated by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-8 (File No. 001-35561) filed on January 28, 2020)
4.11	Form of Restricted Stock Grant Agreement (Incorporated by reference to Exhibit 4.10 to the Company’s Registration Statement on Form S-8 (File No. 001-35561) filed on January 28, 2020)
5.1 *	Opinion of Sherman & Howard LLC*
23.1 *	Consent of BF Borgers CPA PC, Independent Registered Public Accounting Firm*
23.2*	Consent of Sherman & Howard LLC (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page to this Registration Statement)

*       filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on February 12, 2021

IDEANOMICS, INC.

By:	/s/ Alfred Poor
Alfred Poor
Chief Executive Officer

Each person whose name appears below hereby constitutes and appoints Alfred Poor and Conor McCarthy, and each of them, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the shares of common stock under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

*****

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2021

Signature	Title

/s/Alfred Poor
Alfred Poor	Director and Chief Executive Officer (President Executive Officer)

/s/ Shane McMahon
Shane McMahon	Director

/s/ Conor McCarthy
Conor McCarthy	Chief Financial Officer
(Principle Financial and Accounting Officer)

/s/ James Cassano
James Cassano	Director

/s/ Jianren (“Jerry”) Fan
Jianren (“Jerry”) Fan	Director

/s/ Harry Edelson
Harry Edelson	Director